EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of The Bank of New York Company, Inc. of our report dated February 23, 2005, except for Note 18, as to which the date is February 28, 2005, with respect to the consolidated financial statements of The Bank of New York Company, Inc. included in the 2004 Annual Report to Shareholders of The Bank of New York Company, Inc.

We also consent to the incorporation by reference of our report dated February 23, 2005, except for Note 18, as to which the date is February 28, 2005, with respect to the consolidated financial statements of The Bank of New York Company, Inc. incorporated herein by reference, and our report dated February 23, 2005, with respect to The Bank of New York Company, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of The Bank of New York Company, Inc., included in this Annual Report on Form 10-K of The Bank of New York Company, Inc. in the following Registration Statements:

Registration Statement Number	Form	Description

No. 333-03811	S-3	Dividend Reinvestment and Stock
Purchase Plan
No. 333-15951	S-3	Preferred Trust Securities in the
No. 333-15951-01		amount of $700 million
No. 333-15951-02
No. 333-15951-03
No. 333-15951-04
No. 333-15951-05
No. 333-40837	S-3	Preferred Trust Securities in the
No. 333-40837-01		amount of $500 million
No. 333-40837-02
No. 333-40837-03
No. 333-62516	S-3	Debt Securities, Preferred Stock,
No. 333-62516-01		Common Stock, and Preferred Trust
No. 333-62516-02		Securities in the amount of
No. 333-62516-03		$1.6 billion
No. 333-62516-04
No. 333-70187	S-3	Debt Securities, Preferred Stock,
No. 333-70187-01		Common Stock, and Preferred Trust
No. 333-70187-02		Securities in the amount of
No. 333-70187-03		$1.3 billion
No. 333-70187-04
No. 333-89586	S-3	Debt Securities, Preferred Stock,
No. 333-89586-01		Depositary Shares, Common Stock
No. 333-89586-02		and Trust Preferred Securities in the
No. 333-89586-03		amount of $2.4 billion
No. 333-89586-04
No. 333-103003	S-3	Debt Securities, Preferred Stock,
No. 333-103003-01		Depositary Shares, Common Stock
No. 333-103003-02		Equity Purchase Contracts, Equity
No. 333-103003-03		Purchase Units, Warrants and Trust
No. 333-103003-04		Preferred Securities in the amount of
$2.2 billion

EXHIBIT 23.1

No. 333-116460	S-3	Debt Securities, Preferred Stock,
No. 333-116460-01		Depositary Shares, Common Stock
No. 333-116460-02		Equity Purchase Contracts, Equity
No. 333-116460-03		Purchase Units, Warrants and Trust
Preferred Securities in the amount of
$2 billion
No. 333-78685	S-8	Employees’ Stock Purchase Plan,
Employees’ Profit-Sharing Plan, 1993 Long-Term Incentive Plan and 1999 Long-Term Incentive Plan
No. 33-56863	S-8	Employees’ Stock Purchase Plan, Employees’ Profit-Sharing Plan and 1993 Long-Term Incentive Plan
No. 33-57670	S-8	Employees’ Stock Purchase Plan, Employees’ Profit-Sharing Plan and 1993 Long-Term Incentive Plan
No. 33-62267	S-8	Putnam Stock Option Plan
No. 333-105229	S-8	2003 Long-Term Incentive Plan
No. 333-116923	S-8	The Retirement Savings Plan of Pershing LLC and the Retirement Savings Plan of BNY Brokerage, Inc.

/s/    ERNST & YOUNG LLP

NEW YORK, NEW YORK

February 28, 2005

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